Exhibit 10.15

PROMISSORY NOTE

$45,000.00	Phoenix, Arizona
December 26, 2002
Note Doc. 01070345

FOR VALUED RECEIVED, the undersigned RRF LIMITED PARTNERSHIP, a Delaware partnership, (“Maker”), promises to pay to the order of Capital Resource Lenders-I, L.L.C., an Arizona limited liability company, (the “Payee”; Payee and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called “Holder”) at 1615 East Northern Avenue, Suite 102, Phoenix, Arizona 85020-3932, or at such other place as the Holder may from time to time designate in writing, the principal sum of FORTY FIVE THOUSAND AND 00/100 DOLLARS ($45,000.00), or so much as has been advanced, plus interest calculated on a daily basis (based on a 360-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

(A)                              During the term of the Note, interest shall accrue quarterly at the floating rate equal to the greater of (i) 8% per annum or (ii) the Prime Rate plus 0.5%, and shall be adjusted at the beginning of each calendar quarter. Notwithstanding the foregoing, at no time shall the interest rate hereunder be greater than 10% per annum. The Prime Rate is defined as the rate of interest, as of the first business day of each quarter, designated in The Wall Street Journal as the “prime rate.”

(B)                                All accrued interest shall be due and payable on the first day of each calendar quarter after the date of this Note commencing with April 1, 2003, and continuing on each July 1, October 1, January 1 thereafter until this Note is paid in full.

(C)                                Payments shall be interest only, payable quarterly until April 1, 2003; commencing on April 1, 2003, quarterly payments shall include both interest and principal amortized over 20 years.

(D)                               The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable hereunder shall be due and payable in full no later than September 30, 2009.

Maker hereby agrees that not less than 80% of each advance shall be used by Maker to reduce the obligations under that certain loan secured by a deed of trust in first position on the Real Property in the original principal amount of $1,825,000. Advances shall in no event exceed the maximum principal amount of this Note. Any advances made shall be and become sums secured by this Note and subject to repayment pursuant to the terms hereof. Notwithstanding anything herein to the contrary, Lender shall not be obliged to make any advance under this Note and the determination to provide any advances requested by Maker shall be made in Lender’s sole and absolute discretion.

If payment is ten (10) days or more late, Maker will be charged five percent (5%) of the regularly scheduled payment. This late charge may be assessed without written notice and shall be immediately due and payable and shall be in addition to all other rights and remedies available to Holder.

Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to late charges and any unpaid collection costs, then to accrued, unpaid interest, then to principal and other charges; provided, however, upon delinquency or other default, Holder reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Holder may from time to time determine in its sole discretion.

This Note is issued pursuant to that Loan Agreement (the “Loan Agreement”) of even date herewith between Maker and Payee and is secured by, among other things, one or more Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Filings (collectively, the “Deed of Trust”) of even date herewith, executed by Maker, as trustor, in favor of Payee, as beneficiary, encumbering property situated in Scottsdale, Maricopa County, Arizona, (the “Real Property”). The Deed of Trust and all other documents or instruments securing the indebtedness evidenced by this Note or executed or delivered in connection with the indebtedness evidenced by this Note are hereinafter called the “Security Documents.” The capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Loan Agreement.

Time is of the essence of this Note. At the option of Holder, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein if such failure continues for thirty (30) days after written notice thereof to Maker or upon the occurrence of any Event of Default as defined in the Loan Agreement or any of the Security Documents.

Upon default, including failure to pay upon final maturity, Holder, at is option, may also, if permitted under applicable law, do one or both of the following: (a) increase the applicable interest rate on this Note to fifteen percent (15%) per annum, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Maker shall pay all costs and expenses, including reasonable attorneys’ fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Deed of Trust and by all other Security Documents. In the event of any court proceedings, court costs and attorneys’ fees shall be set by the court and not by jury and shall be included in any judgment obtained by Holder.

Maker shall not be entitled to prepay this Note at any time during the first year of the Note. Thereafter, Maker shall have the option to prepay this Note, in full or in part, at any time, provided that Maker pays a 4% prepayment penalty based on the amount prepaid and Holder receives at least five (5) days prior written notice of the intent to make such prepayment.

Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

Maker and all sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (all of which, including Maker, are severally each hereinafter called a “Surety”) each:  (a) agree that the liability under this Note of all parties hereto is joint and several; (b) severally waive any homestead or exemption laws and right thereunder affecting the full collection of this Note; (c) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (d) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

Maker agrees that to the extent Maker or any Surety makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

Without limiting the right of Holder to bring any action or proceeding against Maker or any Surety or against any property of Maker or any Surety (an “Action”) arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Maker and each Surety hereby irrevocably submit to the jurisdiction, process and venue of any Arizona State or Federal court sitting in Phoenix, Arizona, and hereby irrevocably agree that any Action may be heard and determined in such Arizona State court or in such Federal court. Maker and all Sureties each hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices.

This Note shall be governed by and construed according to the laws of the State of Arizona, without giving effect to conflict of laws principles.

JURY WAIVER. THE UNDERSIGNED AND HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND HOLDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER AGREEMENTS, DOCUMENTS OR INSTRUMENTS EXECUTED OR DELIVERED IN CONNECTION WITH, OR OTHERWISE RELATING TO, THE INDEBTEDNESS EVIDENCED HEREBY (TOGETHER WITH THIS NOTE, THE “RELATED DOCUMENTS”), OR ANY RELATIONSHIP BETWEEN HOLDER AND THE UNDERSIGNED. THIS PROVISION IS A MATERIAL INDUCEMENT TO HOLDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER RELATED DOCUMENTS.

IN WITNESS WHEREOF, these presents are executed as of the date first written above.

MAKER

RRF LIMITED PARTNERSHIP, A Delaware limited partnership, InnSuites Hospitality Trust, General Partner, an Ohio real estate investment trust

By:	/s/ Marc E. Berg
Name: Marc E. Berg
Title: Executive Vice-President